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                                                                   EXHIBIT 10.19

                             FOURTH AMENDMENT TO THE
                          MANAGEMENT SERVICES AGREEMENT

         THIS FOURTH AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT dated August 12, 2002 is entered into and effective this 12th day of March, 2004 by and between Luminex Corporation, a Delaware corporation (the "Company") and Thomas
W. Erickson ("Erickson").

         WHEREAS, the Company and Erickson desire to continue the management services delivered pursuant to the Management Services Agreement dated August 12, 2002 (the "Agreement").

         NOW, THEREFORE, the parties execute this Fourth Amendment to the
Agreement:

         1. The substantive terms, covenants and agreements shall continue for a Term from April 1 through June 30, 2004. Notwithstanding any other term of the Agreement, the Company shall be permitted to terminate this Agreement upon ten (10) days prior written notice in the event the Company hires a full-time Chief Executive Officer.

         2. Cash compensation shall continue at the same rate for Erickson's services hereunder.

         3. An additional option grant of 37,500 shares of the Company's common stock shall be granted on the date of this agreement pursuant to the terms and conditions of the Option Agreement to be executed simultaneously herewith, in the form attached hereto as Exhibit A (the "Option Agreement"). Notwithstanding the foregoing, the exercise price per share shall be equal to the closing sale price on the date of grant and vesting shall occur in one third increments on the last day of each month of April through June, 2004, all as set forth in the Option Agreement.

         All other terms of the Agreement shall continue and all capitalized terms not otherwise defined will have such meaning as set forth in the Agreement.

         IN WITNESS WHEREOF, this Fourth Amendment is executed by the parties as of the effective date set forth above.

LUMINEX CORPORATION                         Thomas W. Erickson


By: /s/ Harriss T. Currie                        /s/ Thomas W.  Erickson
    --------------------------------        -----------------------------------

Title: Chief Financial Officer

                              Luminex Confidential